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                                   EXHIBIT 21
                             SUBSIDIARIES OF ZENITH

    Set forth below are the names of certain subsidiaries of Zenith. Certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, are omitted from the listing below.

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                                                                         JURISDICTION OF
                              NAME                                        ORGANIZATION
- - -----------------------------------------------------------------  ---------------------------
Zenith Insurance Company                                                   California
CalFarm Insurance Company                                                  California
ZNAT Insurance Company                                                     California
CalFarm Life Insurance Company                                             California
CalFarm Insurance Agency                                                   California
Zenith Star Insurance Company                                                 Texas
Perma-Bilt, a Nevada Corporation                                             Nevada
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